THIRD RESTATED AND AMENDED
                            ARTICLES OF INCORPORATION
                     OF PIONEER HI-BRED INTERNATIONAL, INC.


TO THE SECRETARY OF STATE OF THE STATE OF IOWA:

        Pursuant to the provisions of Section 490.1007 of the Iowa Business Corporation Act, Chapter 490, Code of Iowa, the undersigned Corporation adopts the following Third Restated and Amended Articles of Incorporation

                                    ARTICLE I

        The name of the corporation shall be PIONEER HI-BRED INTERNATIONAL, INC., and its principal place of business shall be in the City of Des Moines, Polk County, Iowa.

                                   ARTICLE II

        The duration of the Corporation's existence hereunder is perpetual.

                                   ARTICLE III

        The purpose or purposes for which the Corporation is organized are: This Corporation shall have unlimited power to engage in and to do any lawful act concerning any or all lawful businesses for which corporations may be organized under Chapter 490 of the Code of Iowa.

                                   ARTICLE IV

        A. The aggregate amount of authorized capital stock of this Corporation shall be $l50,000,000 divided into (i) 150,000,000 shares, consisting of one class designated as common and having a par value of One Dollar ($1.00) per share, and (ii) 10,000,000 shares, consisting of one class designated as serial preferred without par value.

        B. 1. Each outstanding share of common stock shall entitle the holder thereof to five votes on each matter properly submitted to the holders of shares of common stock for their vote, consent, waiver, release or other action; except that no holder shall be entitled to exercise more than one vote on any such matter in respect of any share of common stock with respect to which there has been a change in beneficial ownership during the thirty-six (36) months immediately preceding the date on which a determination is made of the shareholders who are entitled to take any such action.

               2. A change in beneficial ownership of an outstanding share of common stock shall be deemed to have occurred whenever a change occurs in any person or group of persons who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (i) voting power, which includes the power to vote, or to direct the voting of such share;
(ii) investment power, which includes the power to direct the sale or other disposition of such share; (iii) the right to receive or retain the proceeds of any sale or other disposition of such share; or (iv) the right to receive any distributions, including cash dividends, in respect of such share.

                      a. In the absence of proof to the contrary provided in accordance with the procedures referred to in subparagraph (4) of this paragraph B, a change in beneficial ownership shall be deemed to have occurred whenever a share of common
stock is transferred of record into the name of any other person.

                      b. In the case of a share of common stock held of record in the name of a corporation, general partnership, limited partnership, voting trustee, bank, trust company, broker, nominee or clearing agency, or in any other name except a natural person, if it has not been established pursuant to such procedures that there has been no change in the person or persons who direct the exercise of the rights referred to in clauses 2(i) through 2(iv) of this paragraph with respect to such share of common stock during the period of thirty-six months immediately preceding the date on which a determination is made of the shareholders who are entitled to take any action (or since November 14, 1985 for any period ending on or before November 14, 1988), then a change in beneficial ownership shall be deemed to have occurred during such period.

                      c. In the case of a share of common stock held of record in the name of any person as trustee, agent, guardian or custodian under the Uniform Gifts to Minors Act as in effect in any state, a change in beneficial ownership shall be deemed to have occurred whenever there is a change in the beneficiary of such trust, the principal of such agent, the ward of such guardian or the minor for whom such custodian is acting or in such trustee, agent, guardian or custodian.

               3. Notwithstanding anything in this paragraph B to the contrary, no change in beneficial ownership shall be deemed to have occurred solely as a result of:

                      a.     any event that  occurred  prior to  November  14,
1985 or pursuant to the terms of any contract (other than a contract for the purchase and sale of shares of common stock contemplating prompt settlement),
including contracts   providing   for  options,   rights  of  first  refusal and
similar arrangements in existence on such date to which any holder of shares of common stock is a party;

                      b. any transfer of any interest in shares of common stock pursuant to a bequest or inheritance, by operation of law upon the death of any individual, or by any other transfer without valuable consideration, including a gift that is made in good faith and not for the purpose of circumventing this Article IV;

                      c. any change in the beneficiary of any trust, or any distribution of a share of common stock from trust, by reason of the birth, death, marriage or divorce of any natural person, the adoption of any natural person prior to age 18 or the passage of a given period of time or the attainment by any natural person of a specific age, or the creation or termination of any guardianship or custodial arrangement;

                      d. any appointment of a successor trustee, agent, guardian or custodian with respect to a share of common stock if neither such successor has nor its predecessor had the power to vote or to dispose of such
share of common stock  without  further   instructions  from  others,  whose
identities  remain unchanged;

                      e.     any  change  in  the   person  to  whom   dividends
or other distributions in respect to a share of common stock are to be paid pursuant to the issuance or modification of a revocable dividend payment order; or

                      f. except as provided in subparagraph (5) of this paragraph B, any issuance of a share of common stock by the Corporation or any transfer by the Corporation of a share of common stock held in treasury, (i.e., the person acquiring the share shall be deemed on the date of issuance or transfer by the Corporation to have continuously beneficially owned such share for thirty-six (36) months), unless otherwise determined by the Board of Directors at the time of authorizing such issuance or transfer.

               4. For purposes of this paragraph B, all determinations concerning changes in beneficial ownership, or the absence of any such change, shall be made by the Corporation. Written procedures designed to facilitate such determinations shall be established by the Corporation and refined from time to time. Such procedures shall provide, among other things, the manner of proof of facts that will be accepted and the frequency with which such proof may be required to be renewed. The Corporation and any transfer agent shall be entitled to rely on all information concerning beneficial ownership of the common stock coming to their attention from any source and in any manner reasonably deemed by them to be reliable, but neither the Corporation nor any transfer agent shall be charged with any other knowledge concerning the beneficial ownership of the common stock.

               5. In the event of any stock split or stock dividend with respect to the common stock, each share of common stock acquired by reason of such split or dividend shall be deemed to have been beneficially owned by the same person continuously from the same date as that on which beneficial ownership of the share of common stock, with respect to which such share of common stock was distributed, was acquired.

               6. Each share of common stock, whether at any particular time the holder thereof is entitled to exercise five votes for one, shall be identical to all other shares of common stock in all other respects, and together all of the common shares shall constitute a single class of shares of the Corporation.

               7. Notwithstanding any provision in this paragraph B to the contrary, if at any time the common stock will be ineligible for inclusion on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System (or such other similar automated quotation system as may exist at the time) so long as some but not all shares of common stock have five votes per share, then, upon a determination by the Board of Directors that the provisions of this paragraph B no longer are in the best interests of the shareholders, and without any shareholder action, each outstanding share of common stock shall entitle the holder thereof to one vote on each matter properly submitted thereafter to the holders of common stock for their vote, consent, waiver, release or other action.

        C. The preferences, voting rights, if any, limitations and relative rights of the serial preferred stock are as follows:

               1. The holders of the preferred stock shall be entitled to receive dividends when and as declared by the Board of Directors at such rate as shall be fixed by resolution of the Board of Directors as hereafter provided, which dividends shall be cumulative, before any dividends shall be paid or set apart for payment on the common stock. The holders of the preferred stock shall have no rights to share in any dividend or distribution of profits or assets of the Corporation, whether in the form of cash, stock dividend or otherwise, except to the extent specifically provided herein or in said resolutions of the Board of Directors.

               2. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of the preferred stock shall be entitled to be paid such amounts as shall be fixed by resolution of the Board of Directors, as hereafter provided, before any amount shall be paid on the common stock. After the payment to the holders of the preferred stock of all such amounts to which they are entitled pursuant to said resolutions of the Board of Directors, the remaining assets and funds of the Corporation shall be divided and paid to the holders of common stock. Neither the consolidation nor the merger of the
Corporation with or into any other corporation or corporations, nor a reorganization of the Corporation alone, nor the sale or transfer by the Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for the purpose of this subparagraph (2).

               3. The preferred stock shall be subject to redemption in whole or in part at such price and at such time and place and in such manner as the Board of Directors shall determine.

               4. Each share of preferred stock shall be entitled to such privileges of conversion, if any, as are provided and declared by the Board of Directors at such time as the issue of which it is a part is established by the Board of Directors.

                      The preferred stock may be issued from time to time in series.
Authority is hereby expressly granted to the Board of Directors to authorize one or more series of preferred stock and to fix the number of shares to constitute such series and distinctive designations thereof and, with respect to each series of preferred stock, to fix by resolution or resolutions providing for the issuance of such series such variations in respect thereof as may be determined by the Board of Directors. All shares of every series of preferred stock shall be alike in every particular, and all series of preferred stock hereafter created shall rank equally and be identical in all respects, except as to the following rights and preferences which may constitute variations as between different series of preferred stock:

                      a. The rate of the dividend on the shares of such series;

                      b. The price at, and the terms and conditions upon which shares may be redeemed;

                      c. The amount payable upon shares in the event of involuntary liquidation;

                      d. The amount payable upon shares in the event of voluntary liquidation;

                      e. Sinking fund provisions for the redemption or purchase of shares;

                      f. The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion; and

                      g.     Voting rights, if any.

        D. The holder of any share of such common or serial preferred stock shall have no preemptive rights to acquire any additional shares of the Corporation or to acquire any treasury stock of the Corporation.

                                    ARTICLE V

        A. The number of directors of the Corporation shall be not less than twelve (12) and not greater than sixteen (16), and, effective as of the annual meeting of shareholders in 1982, the Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Such classes shall be as nearly equal in number as possible. The term of directors of one class shall extend to each annual meeting of shareholders and in all cases as to each director, until his successor shall be elected and shall qualify, or until his earlier resignation, removal from office, death or incapacity. Additional directorships resulting from an increase in number of directors shall be apportioned among the classes as equally as possible. The initial term of office of directors of Class I shall extend to the annual meeting of shareholders in 1983, that of Class II shall extend to the annual meeting in 1984, and that of Class III shall extend to the annual meeting in 1985, and in all cases as to each director until his successor shall be elected and shall qualify or until his earlier resignation, removal from office, death or incapacity. At each annual meeting of shareholders, the number of directors equal to the number of directors of the class whose term extends to the time of such meeting shall be elected to hold office until the third succeeding annual meeting of shareholders after their election. The Board of Directors may, upon a majority vote of its members, increase or decrease the number of directors within the limits set forth above. Vacancies in the Board of Directors or new directorships created by an increase in the number of directors shall be filled by majority vote of the remaining members of the Board and the person filling such vacancy or newly-created directorship shall serve out the remainder of the term for the vacated directorship or, in the case of a new directorship, the term designated for the class of directors of which that directorship is a part.

        B. The shareholders may at any time at a meeting expressly called for that purpose remove any or all of the directors, only for cause, by a vote of two-thirds of the shares then entitled to vote at an election of directors. For purposes of this Article, removal "for cause" shall mean that the director to be removed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal, or that the director to be removed has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation by a court of competent jurisdiction and such adjudication is no longer subject to direct appeal.

        C. This Article V may not be amended, altered or repealed without the approval of two-thirds of the shares entitled to vote at the time such amendment, alteration or repeal is proposed.

                                   ARTICLE VI

        The Board of Directors of this Corporation shall have the power to adopt a corporate seal which shall be the corporate seal of this Corporation.

                                   ARTICLE VII

        The private property of the shareholders of this Corporation shall at all times be exempt from liability of corporate debts of any kind and this Article shall not be amended or repealed.

                                  ARTICLE VIII

        In the event that any shareholder shall become indebted to the Corporation, the Corporation shall have a lien upon any shares of stock in this Corporation owned by such shareholder for the full amount of such indebtedness.

                                   ARTICLE IX

        Stock in this  Corporation  shall be transferred only by assignment upon
the  books  of  the  Corporation,   subject  to  and  in  accordance  with  such
restrictions as may be provided in the by-laws of this Corporation.

                                    ARTICLE X

        To the fullest extent permitted by the Iowa Business Corporation Act as the same now exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stock-holders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this
ARTICLE X by the stockholders of the Corporation only shall be applied prospectively, to the extent that such repeal or modification would, if applied retrospectively, adversely affect any limitation on the personal liability of a director of the Corporation existing immediately prior to such repeal or modification.

        The above Third Restated and Amended Articles of Incorporation do not contain an amendment requiring the approval of the Corporation's shareholders, and were unanimously adopted by the Corporation's Board of Directors on September 9, 1996.

Dated this 15th day of January, 1997.


                                            PIONEER HI-BRED INTERNATIONAL, INC.
SEAL

                                            /s/    Jerry L. Chicoine
                                            By:    Jerry L. Chicoine
                                            Title: Senior Vice President,
                                                       CFO & Secretary

STATE OF IOWA, COUNTY OF POLK:SS

        On this 15th day of January, 1997, before me, a notary public in and for the State of Iowa, personally appeared Jerry L. Chicoine, to me personally known, who being by me duly sworn do say that he is the Senior Vice President, CFO and Secretary, respectively of said corporation, that the corporate seal has been affixed to this document and that said Third Restated and Amended Articles of Incorporation were signed on behalf of said corporation by authority of its Board of Directors and the said Jerry L. Chicoine acknowledges the execution of said instrument to be the voluntary act and deed of said corporation by it voluntarily executed.

                                               /s/    Susan E. Griggs
                                               By:    Susan E. Griggs
                                                      Notary Public in and
                                                       for the State of Iowa

                          Form of Articles of Amendment
                                     of the
                     Third Restated and Amended Articles of Incorporation of Pioneer Hi-Bred International, Inc.



To the Secretary of State of the State of Iowa:

        Pursuant to the provisions of Section 490.1006 of the Iowa Business Corporation Act, the undersigned corporation hereby amends its Third Restated and Amended Articles of Incorporation (the "Articles of Incorporation"), and for that purpose, submits the following statement:

        1. The name of the corporation is Pioneer Hi-Bred International, Inc. (the "Corporation).

        2. On December 13, 1996, the Corporation adopted an amendment to its Articles of Incorporation, the text of which is attached hereto as Exhibit A.

        3.The amendment was duly adopted by the board of directors without shareholder approval, as shareholder approval is not required pursuant to Section 490.602 of the Iowa Business Corporation Act.

Date:    February 3, 1997


                                    Pioneer Hi-Bred International, Inc.


                                    /s/     Charles S. Johnson
                                    By:     Charles S. Johnson
                                    Title:  Chairman, President and CEO

                                                              EXHIBIT "A"

                       DESIGNATION, PREFERENCES AND RIGHTS
                        OF SERIES A JUNIOR PARTICIPATING
                                 PREFERRED STOCK
                                       OF
                       PIONEER HI-BRED INTERNATIONAL, INC.


        1.     Designation and Amount.
               (a) There shall be a series of Preferred Stock of the Corporation created out of the authorized but unissued shares of the capital stock of the Corporation, which series shall be designated Series A Junior Participating Preferred Stock (the "Participating Preferred Stock"), to consist of one hundred and fifty thousand (150,000) shares, without par value.

               (b) Subject of paragraph 4(e) of this designation, the number of shares of said series may at any time or from time to time be increased or decreased by the Board of Directors notwithstanding that shares of such series may be outstanding at such time of increase or decrease.

        2.      Dividend Rate.

               (a) The holders of shares of Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of each November, February, May and August in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $230.00 or (b) 1,000 times the aggregate per share amount of all cash dividends and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value of One Dollar ($1.00) per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Participating Preferred Stock.

               (b) On or after the first issuance of any share or fractional share of Participating Preferred Stock, no dividend on Common Stock shall be declared unless concurrently therewith a dividend or distribution is declared on the Participating Preferred Stock as provided in paragraph (a) above; and the declaration of any such dividend on the Common Stock shall be expressly conditioned upon payment or declaration of and provision for a dividend on the Participating Preferred
                    Stock as above provided. In the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment
                    Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $230.00 per share on the Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

               (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. The Board of Directors may fix a record date for the determination of holders of shares of Participating Preferred Stock entitled to receive payment of a dividend distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

        3. Dissolution. Liquidation and Winding Up. In the event of any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation (hereinafter referred to as a "Liquidation"), the holders of Participating Preferred Stock shall receive at least $1,000.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Participating Preferred Stock shall be entitled to receive at least an aggregate amount per share equal to 1,000 times the aggregate amount to be distributed per share to holders of Common Stock (the "Participating Preferred Liquidation Preference").

        4. Voting Rights. The holders of shares of Participating Preferred Stock shall have the following voting rights:

               (a) Each share of Participating Preferred Stock shall entitle the holder thereof to five thousand (5,000) votes on all matters submitted to a vote of the stockholders of the Corporation, except that no holder of Participating Preferred Stock shall be entitled to exercise more than one thousand (1,000) votes on any such matter in respect of any share of Participating Preferred Stock if such holder would have been entitled to exercise no more than one vote on any such matter in respect of any share of Common Stock under Article IV.B of the Articles of Incorporation, had such shares of Participating Preferred Stock been shares of Common Stock.

               (b) Except as otherwise provided herein, or by law, the Articles of Incorporation or the By-laws of the Corporation, the holders of shares of Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

               (c) If and whenever dividends on the Participating Preferred Stock shall be in arrears in an amount equal to six quarterly dividend payments, then and in such event the holders of the Participating Preferred Stock, voting separately as a class (subject to the provisions of subparagraph (d) below), shall be entitled at the next annual meeting of the stockholders or at any special meeting to elect two (2) directors. Each share of Participating Preferred Stock shall be entitled to one vote, and holders of fractional shares shall have the right to a fractional vote. Upon election, such directors shall become additional directors of the Corporation and the authorized number of directors of the Corporation shall thereupon be automatically increased by such number of directors. Such right of the holders of Participating Preferred Stock to elect directors may be exercised until all dividends in default on the Participating Preferred Stock shall have been paid in full, and dividends for the current dividend period declared and funds therefor set apart, and when so paid and set apart, the right of the holders of Participating Preferred Stock to elect such number of directors shall cease, the term of such directors shall thereupon terminate, and the authorized number of directors of the Corporation shall thereupon return to the number of authorized directors otherwise in effect, but subject always to the same provisions for the vesting of such special voting rights in the case of any such future dividend default or defaults. The fact that dividends have been paid and set apart as required by the preceding sentence shall be evidenced by a certificate executed by the President and the chief financial officer of the Corporation and delivered to the Board of Directors. The directors so elected by holders of Participating Preferred Stock shall serve until the certificate described in the preceding sentence shall have been delivered to the Board of Directors or until their respective successors shall be elected or appointed and qualify.

        At any time when such special voting rights have been so vested in the holders of the Participating Preferred Stock, the Secretary of the Corporation may, and upon the written request of the holders of record of 10% or more of the number of shares of the Participating Preferred Stock then outstanding addressed to such Secretary at the principal office of the Corporation in the State of Iowa, shall, call a special meeting of the holders of the Participating Preferred Stock for the election of the directors to be elected by them as hereinabove provided, to be held in the case of such written request within forty (40) days after delivery of such request, and in either case to be held at the place and upon the notice provided by law and in the By-laws of the Corporation for the holding of meetings of stockholders; provided, however that the Secretary shall not be required to call such a special meeting (i) if any such request is received less than ninety (90) days before the date fixed for the next ensuing annual or special meeting of stockholders or (ii) if at the time any such request is received, the holders of Participating Preferred Stock are not entitled to elect such directors by reason of the occurrence of an event specified in the third sentence of subparagraph (d) below.

               (d) if; at any time when the holders of Participating Preferred Stock are entitled to elect directors pursuant to the foregoing provisions of this paragraph 4, the holders of any one or more additional series of Preferred Stock are entitled to elect directors by reason of any default or event specified in the Articles of Incorporation, as in effect at the time of the designation for such series, and if the terms for such other additional series so permit, the voting rights of the two or more series then entitled to vote shall be combined (with each series having a number of votes proportional to the aggregate liquidation preference of its outstanding shares). In such case, the holders of Participating Preferred Stock and of all such other series then entitled so to vote, voting as a class, shall elect such directors. If the holders of any such other series have elected such directors prior to the happening of the default or event permitting the holders of Participating
Preferred Stock to elect directors, or prior to a written request for the holding of a special meeting being received by the Secretary of the Corporation from the holders of not less than 10% of the then outstanding shares of Participating Preferred Stock, then such directors so previously elected will be deemed to have been elected by and on behalf of the holders of Participating Preferred Stock as well as such other series, without prejudice to the right of the holders of Participating Preferred Stock to vote for directors if such previously elected directors shall resign, cease to serve or fail to stand for reelection while the holders of Participating Preferred Stock are entitled to vote. If the holders of any such other series are entitled to elect in excess of two (2) directors, the Participating Preferred Stock shall not participate in the election of more than two (2) such directors, and those directors whose terms first expire shall be deemed to be the directors elected by the holders of Participating Preferred Stock; provided that, if at the expiration of such terms the holders of Participating Preferred Stock are entitled to vote in the election of directors pursuant to the provisions of this paragraph 4, then the Secretary of the Corporation shall call a meeting (which meeting may be the annual meeting or special meeting of stockholders referred to in subparagraph
(c)) of holders of Participating Preferred Stock for the purpose of electing replacement directors (in accordance with the provisions of this paragraph 4) to be held on or prior to the time of expiration of the expiring terms referred to above.

               (e) Except as otherwise set forth herein or required by law, the Articles of Incorporation or the By-laws of the Corporation, holders of Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action. No consent of the holders of outstanding shares of Participating Preferred Stock at any time outstanding shall be required in order to permit the Board of Directors to: (i) increase the number of authorized shares of Participating Preferred Stock or to decrease such number to a number not below the sum of the number of shares of Participating Preferred Stock then outstanding and the number of shares with respect to which there are outstanding rights to purchase; or (ii) to issue Preferred Stock which is senior to the Participating Preferred Stock, junior to the Participating Preferred Stock or on a parity with the Participating Preferred Stock.

        5. Redemption. The shares of Participating Preferred Stock shall not be redeemable.

        6. Conversion Rights. The Participating Preferred Stock is not convertible into Common Stock or any other security of the Corporation.

                              Articles of Amendment
                                     of the
              Third Restated and Amended Articles of Incorporation
                                       of
                       Pioneer Hi-Bred International, Inc.





To the Secretary of State
   of the State of Iowa


        Pursuant to the provisions of Section 490.1006 of the Iowa Business Corporation Act, the undersigned corporation hereby amends its Third Restated and Amended Articles of Incorporation (the "Articles of Incorporation"), and for that purpose, submits the following statement:

   1.   The  name  of  the  corporation   is  Pioneer   Hi-Bred   International,
        Inc.  (the "Corporation").

   2. On August 5, 1997, the Corporation adopted an amendment to its Third Restated and Amended Articles of Incorporation, the text of which is attached hereto as Exhibit A.

   3. The amendment was duly adopted by the Board of Directors of the Corporation without shareholder approval, as shareholder approval is not required pursuant to Section 490.602 of the Iowa Business Corporation Act.


Dated:  September 9, 1997.


                                            /s/    John D. James
                                            By:    John D. James
                                                   Senior Vice President

                                    EXHIBIT A






                    CERTIFICATE OF THE DESIGNATIONS, POWERS,
                    PREFERENCES AND RELATIVE, PARTICIPATING,
                OPTIONAL OR OTHER RIGHTS, AND THE QUALIFICATIONS,
                     LIMITATIONS OR RESTRICTIONS THEREOF, OF

                      SERIES A CONVERTIBLE PREFERRED STOCK



                                       OF



                       PIONEER HI-BRED INTERNATIONAL, INC.

Pioneer Hi-Bred International, Inc., an Iowa corporation (the "Corporation"), does hereby certify that the Board of Directors of the Corporation duly adopted the following resolution, at a meeting duly convened and held on August 5, 1997, in respect of a series of Preferred Stock of the Corporation, pursuant to authority conferred upon the Board by Article IV of the Articles of Incorporation of the Corporation and in accordance with Section 602 of the Business Corporation Act of the State of Iowa:

BE IT RESOLVED, that the issuance of a series of Preferred Stock of the Corporation is hereby authorized, and the designation, amount, powers, preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof, of the shares of such series of Preferred Stock of the Corporation, are hereby fixed as follows:

        1. Designation; Class and Amount; Certain Definitions. The series of Preferred Stock, the issuance of which is hereby authorized, shall comprise 200,000 shares the distinctive serial designation of which shall be "Preferred Stock, Series A", which is sometimes herein referred to as "Series A Convertible Preferred Stock". Each share of Series A Convertible Preferred Stock shall be identical in all respects with all other shares of Series A Convertible
Preferred Stock. The number of shares of Series A Convertible Preferred Stock which are purchased or otherwise acquired by the Corporation or converted into Common Stock shall be canceled and shall revert to authorized but unissued shares of Series A Convertible Preferred Stock undesignated as to series. The Corporation shall not issue, sell or otherwise transfer shares of Series A Convertible Preferred Stock to any Person other than the members of the Investor Group. Certain capitalized terms used herein have the meanings specified therefor in Section 10 below.

        2. Dividends. (a) Except as set forth in the Investment Agreement, each Holder of shares of Series A Convertible Preferred Stock shall participate with the holders of Common Stock in all Dividends, when, as and if declared by the Board and paid or distributed by the Corporation on or in respect of the Common Stock on a share for share basis and in like tenor and forms as the Dividend paid on the Common Stock as if all shares of Series A Convertible Preferred Stock were converted into the number of shares of Common Stock (whether or not the Series A Convertible Preferred Stock is then so convertible) calculated in accordance with Section 6 below, immediately prior to the record date for such Dividend. Except as set forth above, holders of shares of Series A Convertible Preferred Stock shall not be entitled to receive any dividends. Except to the extent payable in respect of dividends paid on the Common Stock, no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on shares of Series A Convertible Preferred Stock.

                  (b) Dividends on the Series A Convertible Preferred Stock in respect of each Dividend shall be payable, when and if declared by the Board of Directors, concurrently with each date of payment (each such date, a "Dividend Payment Date") by the Corporation of Dividends on the Common Stock. Dividends payable in cash shall be paid by wire transfer in immediately available funds to the accounts designated by the respective Holders in written notices given to the Corporation at least two Business Days prior to the payment date or by such other means as may be agreed to by the Corporation and the respective Holders.

                  (c) The Corporation will cause written notice of each Dividend on the Series A Convertible Preferred Stock to be given to each Holder within five Business Days after it is determined by the Board of Directors.

        3. Voting Rights

                  (a) Except as otherwise provided herein or as required by law, the Holders of Series A Convertible Preferred Stock shall not be entitled to any Vote.

                  (b) At any meeting called for the purpose of voting on (or acting by written consent with respect to) any matter to be voted upon by the holders of Common Stock of the Corporation, the holders of shares of Series A Convertible Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters so submitted to a vote of stockholders of the Corporation. At any such meeting or in connection with any such action by written consent, each share of Series A Convertible Preferred Stock shall carry, as of the record date applicable to such vote, a number of votes equal to the Per Share Vote Amount as calculated by the Corporation for such meeting.

                  (c) In accordance with Section 6.2(b) of the Investment Agreement, the Corporation will cause written notice of any vote as to which holders of Common Stock are entitled to vote as a separate class or voting group under the Articles of Incorporation or Iowa Law (a "Class Vote"), to be given to each Holder at least 15 Business Days prior to such Class Vote.

        4. Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the Holders of shares of Series A Convertible Preferred Stock then outstanding shall be entitled, for each share of Series A Convertible Preferred Stock, to be paid out of the assets of the Corporation available for distribution to its stockholders the amount of cash or other property that would be payable on the number of shares of Common Stock then issuable upon conversion of such share of Series A Convertible Preferred Stock (whether or not then convertible) (such amount payable being adjusted appropriately to reflect any stock split, stock dividend, reverse stock split, or any transaction with comparable effect upon the Common Stock) (the "Liquidation Preference"). This entitlement of the Holders of shares of Series A Convertible Preferred Stock, to the extent equal to $.01 for each share of Series A Convertible Preferred Stock, shall be satisfied before any similar payment shall be made or any assets distributed to the holders of the Common Stock or any other security junior in rank to the Series A Convertible Preferred Stock as to distribution of assets upon such dissolution, liquidation or winding up and otherwise shall be satisfied on a pari passu basis with the holders of the Common Stock. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to all of the Holders of the outstanding shares of Series A Convertible Preferred Stock, then the Holders of all such shares shall share ratably in such distribution of assets in accordance with the liquidation preference to which they are entitled. For the purposes of this section, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with one or more other corporations shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a dissolution or winding up of the business of the Corporation.

        5. Restrictions on Transfer. The shares of Series A Convertible Preferred Stock are subject to the provisions of the Investment Agreement (including the provisions thereof restricting transfer of such stock).

        6. Conversion. (a)(i) Concurrently with the transfer of Beneficial Ownership of any share of Series A Convertible Preferred Stock to any Person other than the Investor or another member of the Investor Group or Other Investor Affiliate, such share of Series A Convertible Preferred Stock shall convert into [100]* fully-paid and non-assessable shares of Common Stock (as adjusted pursuant to Section 6(c)), in accordance with the procedures provided in clause (b) of this Section 6.

                      (ii) At any time (x) at the direction of the Corporation, but only if the Corporation intends to recommend approval of a Voting Amendment (as defined in the Investment Agreement), and (y) at the direction of the Investor, following the approval and effectiveness of a Voting Amendment, share of Series A Convertible Preferred Stock shall be mandatorily convertible into fully-paid and non-assessable shares of Common Stock, with each share of Series A Convertible Preferred Stock being converted into [100]* shares of Common Stock (as adjusted pursuant to Section 6(c)).

                      (iii) The Investor shall have the right, in accordance with Section 8.8 of the Investment Agreement, at any time that the Investor may exercise the Optional Conversion Right (as defined in the Investment Agreement) in accordance with the Investment Agreement, to cause all shares of Series A Convertible Preferred Stock to be converted into fully-paid and non-assessable shares of Common Stock, with each share of Series A Convertible Preferred Stock being converted into [100]* shares of Common Stock (as adjusted pursuant to Section 6(c)).
                      (iv) At any time that all outstanding shares of Common Stock (or whatever security received upon conversion or exchange thereof) have the same vote per share, if any, without any time phase voting, all shares
of Series A Convertible   Preferred   Stock  shall  be  convertible   into
fully-paid and non-assessable shares of Common Stock, with each such share of Series A Convertible Preferred Stock being converted into [100]* shares of Common Stock (as adjusted pursuant to Section 6(c)).

                      (v) Except as set forth in this Section 6(a), the shares of Series A Convertible Preferred Stock are not convertible at the option of the Holder thereof.

       (b) (i) Any Holder of shares of Series A Convertible Preferred Stock required (or in the case of clauses (iii) or (iv) above requesting) to convert any or all such shares into Common Stock shall surrender the certificate(s) evidencing such shares of Series A Convertible Preferred Stock of the Holder at the office of the transfer agent appointed for the purpose of such conversion by the Corporation. Such surrendered certificate(s), if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank.

                      (ii) The Corporation shall, within one Business Day after such surrender of certificates evidencing shares of Series A Convertible Preferred Stock accompanied by written notice and in compliance with any other conditions contained herein, issue and deliver, or cause to be issued and delivered, to the Person(s) for whose account such certificate(s) evidencing shares of Series A Convertible Preferred Stock were so surrendered, or to th nominee(s) of such Person(s), certificates representing the number of full shares of Common Stock to which such Person shall be entitled pursuant to the then-applicable conversion rate. Such conversion shall be deemed to have
been made on the date of  such  surrender  of  the  certificate(s)   evidencing
shares of Series A Convertible Preferred Stock to be converted (the "Surrender Date") and the Person(s) entitled to receive the Common Stock deliverable upon conversion of such Series A Convertible Preferred Stock shall be treated for all purposes as the record holder(s) of such Common Stock on such date and thereafter. Conversion of Series A Convertible Preferred Stock may otherwise be achieved in accordance with such procedures as the Corporation and a majority of the Holders may agree.

                      (iii) In the event that fewer than all shares of Series A Convertible Preferred Stock represented by a surrendered certificate are to be converted hereunder, a new certificate shall be issued at the Corporation's expense representing the shares of Series A Convertible Preferred Stock not so converted.

                      (iv) In connection with the conversion of any shares of Series A Convertible Preferred Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Market Price (as defined in the Investment Agreement) per share of Common Stock on the day on which such shares of Series A Convertible Preferred Stock are deemed to have been converted.

               (c) The conversion rate shall be adjusted from time to time as follows:


* Number of shares of Common Stock each share is convertible into is subject to adjustment prior to closing in the event of a stock split, stock combination or similar adjustment in the number of shares of Common Stock outstanding.







                      (i) In case the Corporation shall, at any time or from time to time while any of the shares of Series A Convertible Preferred Stock are outstanding, (A) subdivide or reclassify its outstanding shares of Common Stock into a larger number of shares, or (B) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the conversion rate in effect immediately prior to such action shall be adjusted so that the Holder of any shares of Series A Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which such Holder would have owned or have been entitled to receive immediately following such action had such shares of Series A Convertible Preferred Stock been converted immediately prior thereto. An adjustment made pursuant to this
Section 6(c)(i) shall become effective immediately after the close of business on the effective date of a subdivision, reclassification or combination. If, as a result of an adjustment made pursuant to this Section 6(c)(i), the Holder of any shares of Series A Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock of the Corporation, the Board of Directors shall make an appropriate allocation of the adjusted conversion rate between or among shares of such classes of capital stock in accordance with the entitlements of the Common Stock underlying the Series A Convertible Preferred Stock in connection with such adjustment.

                      (ii) Whenever an adjustment in the conversion rate is required, the Corporation shall forthwith place on file with its Transfer Agent a statement signed by its Chief Executive Officer, Chief Financial Officer or a Vice President and by its Secretary, Assistant Secretary, Treasurer or Assistant Treasurer, stating the adjusted conversion rate determined as provided herein. Such statements shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment.

        (d) (i) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized and unissued stock, such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series A Convertible Preferred Stock from time to time outstanding, solely for the purpose of effecting such conversion. The Corporation shall, from time to time, in accordance with the laws of the State of Iowa, increase the authorized number of shares of Common Stock if at any time the number of shares of authorized and unissued Common Stock shall not be sufficient to permit the conversion of all the then outstanding shares of Series A Convertible Preferred Stock.

                      (ii) The Corporation will pay any and all stamp and transfer taxes that may be payable in respect of the issuance or delivery of shares of Common Stock upon conversion of shares of Series A Convertible Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Convertible Preferred Stock so converted were registered and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

        (e) In case of (i) any reclassification or change of outstanding shares of Common Stock (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination) or (ii) any consolidation or merger of the Corporation with one or more other corporations (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Common Stock issuable upon conversion of Series A Convertible Preferred Stock) or (iii) any sale or conveyance to another corporation or other entity of all or substantially all of the property of the Corporation, then the Corporation, or such successor corporation or other entity, as the case may be, shall make appropriate provision so that the holder of each share of Series A Convertible Preferred Stock then outstanding shall have the right to convert such share into the kind and amount of shares of stock or other securities and property receivable upon such consolidation, merger, sale, reclassification, change or conveyance by a holder of the number of shares of Common Stock into which such shares of Series A Convertible Preferred Stock might have been converted immediately prior to such consolidation, merger, sale, reclassification, change or conveyance, subject to adjustment which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 6(c). If the holders of Common Stock are entitled to elect the consideration payable pursuant any consolidation, merger, sale, conveyance or other transaction or event set forth above, the Holders also shall be entitled to elect between such forms of consideration. The provisions of this paragraph shall apply similarly to successive consolidations, mergers, sales, conveyances or other transactions or events.

        (f) Whenever the number of shares of Common Stock into which each share of Series A Convertible Preferred Stock is convertible is adjusted as provided in this Section 6, the Corporation shall promptly mail to the Holders a notice in accordance with Section 8 below stating that the number of shares of Common Stock into which the shares of Series A Convertible Preferred Stock are convertible has been adjusted and setting forth the new number of shares of Common Stock (or describing the new stock, securities, cash or other property) into which each share of Series A Convertible Preferred Stock is convertible, as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof, and when such adjustment became effective.

        7. Limited Priority. The Series A Convertible Preferred Stock shall, to the extent of the Liquidation Preference set forth in Section 4, be senior in rank as to distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Corporation, to the Common Stock, or any class of equity securities of the Corporation which by its terms are junior to the Series A Convertible Preferred Stock, unless the Holders of 66 2/3 percent of the outstanding shares of the Series A Convertible Preferred Stock shall otherwise consent.

        8. Notices. The Corporation shall provide notice to each Holder of any action taken or proposed to be taken or any determination made by the Corporation and/or the Holder under the terms of this Certificate of Designations. Notice of any such action or determination by the Corporation and/or the Holder and all other notices and other communications provided for in this Certificate of Designations shall be delivered by facsimile and by reputable overnight courier,

        (a)    If to the Company, to:

Pioneer Hi-Bred International, Inc,
700 Capital Square
Des Moines, Iowa  50309
Attention:  General Counsel
Telephone:  515-248-4800
Telecopier:  515-248-4844

with a copy to:

Fried, Frank, Harris, Shriver & Jacobson
One New York Plaza
New York, New York 10004
Facsimile:  (212) 859-4000
Attn.:  Stephen Fraidin

or such other address as the Corporation shall have furnished to the Holders in writing,

        (b) if to a Holder, to the address and facsimile number of such Holder listed on the Stock Books of the Corporation.

        9. Definitions. Certain capitalized terms are used herein as defined below:

         "Affiliate" of a Person has the meaning set forth in Rule 12b-2 under the Exchange Act.

         "Articles of Incorporation" means the Third Restated and Amended Articles of Incorporation of the Corporation, as amended from time to time.

         "Beneficially Owned" with respect to any securities means having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act, as in effect on the date hereof, without limitation by the 60-day provision in paragraph (d)(1)(i) thereof). The terms "Beneficial Ownership" and "Beneficial Owner" have correlative meanings.

         "Board" means the Board of Directors of the Corporation.

         "Business Day" means any day other than a Saturday, Sunday, or a day on which banking institutions in the State of Iowa are authorized or obligated by law or executive order to close.

         "Certificate of Designations" means this Certificate of Designations, Powers, Preferences and Relative, Participating, Optional or other Rights, and the Qualifications, Limitations or Restrictions Thereof, creating the Series A Convertible Preferred Stock.

         "Common Stock" means the Common Stock, par value $1.00 per share, of the Corporation.

         "Common Voting Power" means, in respect of any record date for any meeting of stockholders (or action by written consent in lieu of a meeting) the aggregate Votes represented by all then outstanding Voting Securities other than the Series A Convertible Preferred Stock as determined by the Board in accordance with the procedures set forth in the Articles of Incorporation based on the actual Votes entitled to be voted at such meeting (excluding any estimation of any kind, including as to who would have been entitled to 5 Votes per share if such shareholders had taken the requisite steps to obtain such
Vote).

         "Dividend" means any dividend or distribution on or in respect of the Common Stock of the Corporation, whether in cash, additional shares of Common Stock or other property.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

         "Holder" means a holder of record of a share or shares of Series A Convertible Preferred Stock.

         "Investment Agreement" means the Agreement, dated as of August 6, 1997, between the Investor and the Corporation, as amended and/or restated from time to time.

         "Investor" means E.I. du Pont de Nemours and Company.

         "Investor Group" shall have the meaning set forth in the Investment Agreement.

         "Investor Group Total Ownership Percentage" means, with respect to the Investor Group calculated at a particular point in time, the ratio, expressed as a percentage, of (a) the total number of shares of Common Stock Beneficially Owned by the Investor Group and issuable upon conversion of (whether or not then convertible), or otherwise constituting the economic equivalent of, all Common Securities (as defined in the Investment Agreement) Beneficially Owned by the Investor Group, over (b) the total number of shares of Common Stock then outstanding and the number of shares of Common Stock issuable upon conversion (whether or not then convertible) of, or otherwise constituting the economic equivalent of, all outstanding Common Securities; provided that in no event shall the Investor Group Total Ownership Percentage of all Holders of Series A Convertible Preferred Stock be greater than 20%.

         "Iowa Law" shall mean the Business Corporation Act of the State of Iowa

         "Liquidation Preference" has the meaning specified in Section 4 above.

         "Other Investor Affiliate" shall have the meaning set forth in the Investment Agreement.

         "Per Share Vote Amount" means in respect of any record date for any meeting of stockholders (or action by written consent in lieu of a meeting) that number of Votes per share of Series A Convertible Preferred Stock equal to (x) the Total Preferred Vote Amount as of such record date amount divided by (y) the number of shares of Series A Convertible Preferred Stock outstanding as of such record date.

         "Person" means any individual, corporation, company, association, partnership, joint venture, limited liability company, trust or unincorporated organization, group (within the meaning of Rule 13d-5 under the Exchange Act) or a government or any agency or political subdivision thereof.

         "Series A Convertible Preferred Stock" has the meaning specified in
Section 1 above.

         "Stock Books" means the stock transfer books of the Corporation relating to its Common Stock and Preferred Stock.

         "Subsidiary" means, as to any Person, any other Person more than fifty percent (50%) of the shares of the voting stock or other voting interests of which are owned or controlled, or the ability to select or elect more than fifty percent (50%) of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries or by such first Person and one or more of its Subsidiaries. A Subsidiary that is directly or indirectly wholly-owned by another Person except for directors' qualifying shares shall be deemed wholly-owned for purposes of this Agreement.

         "Surrender Date" has the meaning specified in Section 6 above.

         "13D Group" shall mean any group of Persons who, with respect to those acquiring, holding, voting or disposing of Voting Securities would, assuming ownership of the requisite percentage thereof, be required under Section 13(d) of the Exchange Act and the rules and regulations thereunder to file a statement on Schedule 13D with the Securities and Exchange Commission as a "person" within the meaning of Section 13(d)(3) of the Exchange Act, or who would be considered a "person" for purposes of Section 13(g)(3) of the Exchange Act.

         "Total Preferred Vote Amount" means, in respect of the record date for any meeting (or action by written consent in lieu of a meeting) of shareholders of the Corporation to vote on any matter, an aggregate number of Votes equal to
(a) the Common Voting Power as of such record date multiplied by (b) a fraction, the numerator of which is the Investor Group Total Ownership Percentage (expressed as a fraction carried to two decimal places) as of such record date and the denominator of which is 1.00 minus the Investor Group Total Ownership Percentage (expressed as a fraction carried to two decimal places) as of such record date; provided that in no event shall the Total Preferred Vote Amount be greater than 20% of Total Voting Power.

        "Total Voting Power" means in respect of any record date for any meeting of stockholders (or action by written consent in lieu of a meeting) the aggregate Votes represented by all then outstanding Voting Securities as determined by the Board in accordance with the procedures set forth in the Articles of Incorporation based on the actual Votes entitled to be voted at such meeting (excluding any estimation of any kind, including as to who would have been entitled to 5 Votes per share if such shareholders had taken the requisite steps to obtain such Vote).

        "Votes" shall mean, at any time, with respect to any Voting Securities, the total number of votes that would be entitled to be cast by the holders of such Voting Securities generally (by the terms of such Voting Securities, the Articles of Incorporation or any certificate of designations for such Voting Securities) in a meeting for the election of directors held at such time, including the votes that would be able to be cast by holders of shares of Series A Convertible Preferred Stock in accordance with the procedures set forth in the Articles of Incorporation based on the actual number of Votes entitled to be voted at such meeting (excluding any estimation of any kind, including as to who would have been entitled to 5 Votes per share if such shareholders had taken the requisite steps to obtain such Vote).

        "Voting Securities" means the shares of Common Stock, the Series A Convertible Preferred Stock and any other securities of the Corporation entitled to vote generally for the election of directors, and any securities (other than employee stock options) which are convertible into, or exercisable or exchangeable for, Voting Securities.

IN WITNESS WHEREOF, Pioneer Hi-Bred International, Inc., has caused this Certificate to be made under the seal of the Corporation and signed and attested by the undersigned officers of the Corporation this 9th day of September, 1997.

                                            PIONEER HI-BRED INTERNATIONAL, INC.

                                            /s/    John D. James
                                            By     John D. James
                                            Title: Senior Vice Preisdent

(Corporate Seal)

Attest:

/s/     Jerry L. Chicoine
By:     Jerry L. Chicoine
Title:  Senior Vice President and
          Chief Financial Officer

                           ARTICLES OF CORRECTION FOR
                       PIONEER HI-BRED INTERNATIONAL, INC.

                  TO: SECRETARY OF STATE OF THE STATE OF IOWA:




        Pursuant to ss. 490.124 of the Iowa Business Corporation Act, the undersigned corporation adopts the following Articles of Correction:

     1.   The name of the corporation is Pioneer Hi-Bred International, Inc.

     2.   A description of the document to be corrected is as follows:

          Articles of Amendment of the Third Restated and Amended Articles of Incorporation of Pioneer Hi-Bred International, Inc. in the form of the Certificate of Designations attached as Exhibit A thereto.

     3. The document to be corrected was filed by the Secretary of State on September 10, 1997.

     4. The incorrect statements in the document to be corrected are contained in paragraphs (i), (iii) and (iv) of Section 6(a) thereof and in the case of each such paragraph the incorrect item is the reference to "[100]*" appearing therein and the footnote referred to by each such reference.

     5. The document was incorrect because it should have read as set forth below in paragraph 6 and because the corresponding footnote should in each case have been deleted.

     6. The following is the correct statement and it should replace the incorrect statement in the case of each of the foregoing paragraphs:
          "100," and there should be no footnote.

Dated this 16th day of September, 1997.

                                            PIONEER HI-BRED INTERNATIONAL, INC.


                                            /s/    Jerry L. Chicoine
                                            By:    Jerry L. Chicoine
                                            Title: Senior Vice President and
                                                       Chief Financial Officer

                              ARTICLES OF AMENDMENT
                                     OF THE
              THIRD RESTATED AND AMENDED ARTICLES OF INCORPORATION
                                       OF
                       PIONEER HI-BRED INTERNATIONAL, INC.


To the Secretary of State
  of the State of Iowa

        Pursuant to the provisions of Section 490.1006 of the Iowa Business Corporation Act, the undersigned corporation hereby amends its Third Restated and Amended Articles of Incorporation (the "Articles of Incorporation"), and for that purpose, submits the following statement:

1. The name of the corporation is Pioneer Hi-Bred International, Inc. (the "Corporation").

2. The Third Restated and Amended Articles of Incorporation are hereby amended to create a new class of Common Stock called Class B Common Stock, the text of which is attached hereto as Exhibit A. In addition, upon the filing in the Office of the Secretary of State of the State of Iowa of this Certificate of Amendment, (i) each of the outstanding 164,445.86 shares of Series A Convertible Preferred Stock of the Corporation issued and outstanding immediately prior to such filing of this Certificate of Amendment shall be automatically reclassified and changed without any further action on the part of the Corporation or shareholders of the Corporation into one hundred fully paid and nonassessable shares of Class B Common Stock, and (ii) each of the 200,000 authorized shares of Series A
     Convertible Preferred Stock will revert to serial preferred without designation and the Certificate of Designation of Series A Convertible Preferred Stock will cease to be in force and effect.

3.   The date of the adoption of the amendment was January 27, 1998.

4. The amendment was approved by the shareholders. The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment and the number of votes of each voting group indisputably represented at the meeting is as follows:

                                                         Votes Entitled to      Votes Represented
      Designation of Group         Shares Outstanding   be Cast on Amendment      at Meeting
      --------------------         -------------------  --------------------    -------------------
Common                               65,758,411.083         158,453,436           121,712,477
Series A Convertible Preferred       65,922,856.943*        198,066,794           161,325,835
    and Common


*    65,758,411.083   shares  of  Common  and  164,445.86  shares  of  Series  A
     Convertible   Preferred,   which  under  certain   circumstances  are  each
     convertible into 100 shares of Common Stock

5. The total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment is as follows:

          Voting Group               Votes For                     Votes Against

Common                               115,512,282                      1,213,910
Series A Convertible Preferred       155,125,640                      1,213,910
    and Common

6. The number of votes cast for the amendment of each voting group was sufficient for approval by that voting group.

7. The effective date and time of this document is the time and date of filing of this document in the office of the Secretary of State of the State of Iowa.

        Dated:  January 29, 1998.
                                           PIONEER HI-BRED INTERNATIONAL, INC.



                                            /s/    Jerry L. Chicoine
                                            By:    Jerry L. Chicoine
                                            Title: Senior Vice President and
                                                      Chief Financial Officer

                                    EXHIBIT A

                                   AMENDMENT TO THE
                              THIRD RESTATED AND AMENDED
                              ARTICLES OF INCORPORATION
                                          OF
                         PIONEER HI-BRED INTERNATIONAL, INC.

                                          I.

        The Corporation's Third Restated and Amended Articles of Incorporation is hereby amended by deleting clause (ii) of paragraph A of Article IV in its entirety and inserting the following so that clauses (ii) and (iii) of paragraph A of Article IV shall hereafter read as follows:


        "(ii) 120,000,000  shares of Class B Common Stock without par value, and
(iii) 10,000,000 shares, consisting of one class designated as serial preferred without par value."

                                         II.
        The Corporation's Third Restated and Amended Articles of Incorporation is hereby amended by deleting paragraph D of Article IV in its entirety and inserting the following so paragraph D and E of Article IV shall hereafter read as follows:

        "D. 1. Designation; Class and Amount; Certain Definitions. The series of Class B Common Stock, the issuance of which is hereby authorized, shall comprise of 120,000,000 shares the distinctive serial designation of which shall be "Class B Common Stock." Each share of Class B Common Stock shall be identical in all respects with all other shares of Class B Common Stock. The number of shares of Class B Common Stock which are purchased or otherwise acquired by the Corporation or converted into Common Stock shall be canceled and shall revert to authorized but unissued shares of Class B Common Stock. The Corporation shall not issue, sell or otherwise transfer shares of Class B Common Stock to any Person other than the members of the Investor Group. Certain capitalized terms used herein have the meanings specified therefor in Section 9 below.

               2. Dividends. (a) Except as set forth in the Investment Agreement, each Holder of shares of Class B Common Stock shall participate with the holders of Common Stock in all Dividends (other than Dividends in respect of which (x) an adjustment is made in the number of shares of Common Stock issuable upon conversion as prescribed in Section 6(c)(i) or Section 6(c)(iii) below or
(y) an adjustment is not required to be so made because of the satisfaction of the proviso to the end of the first sentence of Section 6 (c)(i) below), when, as and if declared by the Board and paid or distributed by the Corporation on or in respect of the Common Stock on a share for share basis and in like tenor and forms as the Dividend paid on the Common Stock as if all shares of Class B Common Stock were converted into the number of shares of Common Stock (whether or not the Class B Common Stock is then so convertible) calculated in accordance with Section 6 below, immediately prior to the record date for such Dividend. Except as set forth above, holders of shares of Class B Common Stock shall not be entitled to receive any dividends. Except to the extent payable in respect of dividends paid on the Common Stock, no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on shares of Class B Common Stock.

                      (b) Dividends on the Class B Common Stock in respect of each Dividend shall be payable, when and if declared by the Board of Directors, concurrently with each date of payment (each such date, a "Dividend Payment Date") by the Corporation of Dividends on the Common Stock. Dividends payable in cash shall be paid by wire transfer in immediately available funds to the accounts designated by the respective Holders in written notices given to the Corporation at least two Business Days prior to the payment date or by such other means as may be agreed to by the Corporation and the respective Holders.

                      (c) The Corporation will cause written notice of each Dividend on the Class B Common Stock to be given to each Holder within five Business Days after it is determined by the Board of Directors.

           3. Voting Rights. (a) Except as otherwise provided herein, or expressly provided in the Investment Agreement or as required by law, the Holders of Class B Common Stock shall not be entitled to any Vote.

                      (b) At any meeting called for the purpose of voting on (or acting by written consent with respect to) any matter to be voted upon by the holders of Common Stock of the Corporation, the holders of shares of Class B Common Stock and the holders of shares of Common Stock shall vote together as one class on all matters so submitted to a vote of stockholders of the Corporation. At any such meeting or in connection with any such action by written consent, each share of Class B Common Stock shall carry, as of the record date applicable to such vote, a number of votes equal to the Per Share Vote Amount as calculated by the Corporation for such meeting.

                      (c) In accordance with Section 6.2(b) of the Investment Agreement, the Corporation will cause written notice of any vote as to which holders of Common Stock are entitled to vote as a separate class or voting group under the Articles of Incorporation or Iowa Law (a "Class Vote"), to be given to each Holder at least 15 Business Days prior to such Class Vote.

           4. Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the Holders of shares of Class B Common Stock then outstanding shall be entitled, for each share of Class B Common Stock, to be paid out of the assets of the Corporation available for distribution to its stockholders the amount of cash or other property that would be payable on the number of shares of Common Stock then issuable upon conversion of such share of Class B Common Stock (whether or not then convertible) (such amount payable being adjusted appropriately to the extent required in Section 6 (c) below to reflect any stock split, stock dividend, reverse stock split, or any transaction with comparable effect upon the Common Stock) (the "Liquidation Preference"). This entitlement of the Holders of shares of Class B Common Stock, to the extent equal to $.01 for each share of Class B Common Stock, shall be satisfied before any similar payment shall be made or any assets distributed to the holders of the Common Stock or any other security junior in rank to the Class B Common Stock as to distribution of assets upon such dissolution, liquidation or winding up and otherwise shall be satisfied on a pari passu basis with the holders of the Common Stock. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to all of the Holders of the outstanding shares of Class B Common Stock, then the Holders of all such shares shall share ratably in such distribution of assets in accordance with the liquidation preference to which they are entitled. For the purposes of this section, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with one or more other corporations shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a dissolution or winding up of the business of the Corporation.

           5. Restrictions on Transfer. The shares of Class B Common Stock are subject to the provisions of the Investment Agreement (including the provisions thereof restricting transfer of such stock).

           6. Conversion. (a) (i) Concurrently with the transfer of Beneficial Ownership of any share of Class B Common Stock to any Person other than the Investor or another member of the Investor Group or Other Investor Affiliate, such share of Class B Common Stock shall convert into one fully-paid and non-assessable share of Common Stock (as adjusted pursuant to Section 6(c)), in accordance with the procedures provided in clause (b) of this Section 6.

                      (ii) At any time (x) at the direction of the Corporation, but only if the Corporation intends to recommend approval of a Voting Amendment (as defined in the Investment Agreement), and (y) at the direction of the Investor, following the approval and effectiveness of a Voting Amendment,
shares of Class B  Common  Stock  shall  be   mandatorily   convertible   into
fully-paid and non-assessable shares of Common Stock, with each share of Class B Common Stock being converted into one share of Common Stock (as adjusted pursuant to Section 6(c)).

                      (iii) At any time that all outstanding shares of Common Stock (or whatever security received upon conversion or exchange thereof) have the same vote per share, if any, without any time-phased voting, all shares of Class B Common Stock shall be convertible into fully-paid and non-assessable shares of Common Stock, with each such share of Class B Common Stock being converted into one share of Common Stock (as adjusted pursuant to Section 6(c)).

                      (iv) Except as set forth in this Section 6(a), the shares of Class B Common Stock are not convertible at the option of the Holder thereof.

               (b) (i) Any Holder of shares of Class B Common Stock required (or in the case of clause (iii) above requesting) to convert any or all such shares into Common Stock shall surrender the certificate(s) evidencing such shares of Class B Common Stock of the Holder at the office of the transfer agent appointed for the purpose of such conversion by the Corporation. Such surrendered certificate(s), if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank.

                      (ii) The Corporation shall, within one Business Day after such surrender of certificates evidencing shares of Class B Common Stock accompanied by written notice and in compliance with any other conditions contained herein, issue and deliver, or cause to be issued and delivered, to the Person(s) for whose account such certificate(s) evidencing shares of Class
B Common Stock were so  surrendered,   or  to  the  nominee(s)  of  such
Person(s),   certificates representing  the number of full  shares of Common
Stock to which such Person shall be entitled pursuant to the then-applicable conversion rate. Such conversion shall be deemed to have been made on the date of such surrender of the certificate(s) evidencing shares of Class B Common Stock to be converted (the "Surrender Date") and the Person(s) entitled to receive the Common Stock deliverable upon conversion of such Class B Common Stock shall be treated for all purposes as the record holder(s) of such Common Stock on such date and thereafter. Conversion of Class B Common Stock may otherwise be achieved in accordance with such procedures as the Corporation and a majority of the Holders may agree.

                      (iii) In the event that fewer than all shares of Class B Common Stock represented by a surrendered certificate are to be converted hereunder, a new certificate shall be issued at the Corporation's expense representing the shares of Class B Common Stock not so converted.

                      (iv) In connection with the conversion of any shares of Class B Common Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Market Price (as defined in the Investment Agreement) per share of Common Stock on the day on which such shares of Class B Common Stock are deemed to have been converted.

               (c) The conversion rate shall be adjusted from time to time as follows:

                      (i) In case the Corporation shall, at any time or from time to time while any of the shares of Class B Common Stock are outstanding,
(A) subdivide or reclassify its outstanding shares of Common Stock into a larger number of shares (including a subdivision effected by declaring and paying a Dividend payable in additional shares of Common Stock), or (B) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the conversion rate in effect immediately prior to such action shall be adjusted so that the Holder of any shares of Class B Common Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which such Holder would have owned or have been entitled to receive immediately following such action had such shares of Class B Common Stock been converted immediately prior thereto (which adjustments shall be in lieu of payment of any Dividend on the Class B Common Stock); provided that no adjustment pursuant to this Section 6 (c)(i) shall be made in connection with a subdivision, combination or reclassification (including by way of a Dividend payable in additional shares of Common Stock) described above if the Corporation shall concurrently therewith subdivide, combine or reclassify (including by way of a Dividend payable in additional shares of Class B Common Stock) the outstanding Class B Common Stock on the same basis as the Common Stock is so subdivided, combined or reclassified. An adjustment made pursuant to this Section 6(c)(i) shall become effective immediately after the close of business on the effective date of a subdivision, reclassification or combination. If, as a result of an adjustment made pursuant to this Section 6(c)(i), the Holder of any shares of Class B Common Stock thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock of the Corporation, the Board of Directors shall make an appropriate allocation of the adjusted conversion rate between or among shares of such classes of capital stock in accordance with the entitlements of the Common Stock underlying the Class B Common Stock in connection with such adjustment.

                      (ii) Whenever an adjustment in the conversion rate is required, the Corporation shall forthwith place on file with its Transfer Agent a statement signed by its Chief Executive Officer, Chief Financial Officer or a Vice President and by its Secretary, Assistant Secretary, Treasurer or Assistant Treasurer, stating the adjusted conversion rate determined as provided herein. Such statements shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment.

                      (iii) In the event that prior to the issuance of the Class B Common
Stock the Company shall (A) subdivide or reclassify its outstanding shares of Common Stock into a larger number of shares (including a subdivision effected by declaring or paying a Dividend payable in additional shares of Common Stock) or
(B) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the conversion ratio applicable to the Class B Common Stock shall be appropriately adjusted.

               (d) (i) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized and unissued stock, such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Class B Common Stock from time to time outstanding, solely for the purpose of effecting such conversion. The Corporation shall, from time to time, in accordance with the laws of the State of Iowa, increase the authorized number of shares of Common Stock if at any time the number of shares of authorized and unissued Common Stock shall not be sufficient to permit the conversion of all the then outstanding shares of Class B Common Stock.

                      (ii) The Corporation will pay any and all stamp and transfer taxes that may be payable in respect of the issuance or delivery of shares of Common Stock upon conversion of shares of Class B Common Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Class B Common Stock so converted were registered and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

               (e) In case of (i) any reclassification or change of outstanding shares of Common Stock (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination) or (ii) any consolidation or merger of the Corporation with one or more other corporations (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Common Stock issuable upon conversion of Class B Common Stock) or (iii) any sale or conveyance to another corporation or other entity of all or substantially all of the property of the Corporation, then the Corporation, or such successor corporation or other entity, as the case may be, shall make appropriate provision so that the holder of each share of Class B Common Stock then outstanding shall have the right to convert such share into the kind and amount of shares of stock or other securities and property receivable upon such consolidation, merger, sale, reclassification, change or conveyance by a holder of the number of shares of Common Stock into which such shares of Class B Common Stock might have been converted immediately prior to such consolidation, merger, sale, reclassification, change or conveyance, subject to adjustment which shall be as nearly equivalent as may be practicable to the adjustments provided for in
Section 6(c)(to the extent adjustment would be required pursuant to Section 6(c) above). If the holders of Common Stock are entitled to elect the consideration payable pursuant to any consolidation, merger, sale, conveyance or other transaction or event set forth above, the Holders also shall be entitled to elect between such forms of consideration. The provisions of this paragraph shall apply similarly to successive consolidations, mergers, sales, conveyances or other transactions or events.

               (f) Whenever the number of shares of Common Stock into which each share of Class B Common Stock is convertible is adjusted as provided in this
Section 6, the Corporation shall promptly mail to the Holders a notice in accordance with Section 8 below stating that the number of shares of Common Stock into which the shares of Class B Common Stock are convertible has been adjusted and setting forth the new number of shares of Common Stock (or describing the new stock, securities, cash or other property) into which each share of Class B Common Stock is convertible, as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof, and when such adjustment became effective.

           7. Limited Priority. The Class B Common Stock shall, to the extent of the Liquidation Preference set forth in Section 4, be senior in rank as to distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Corporation, to the Common Stock, or any class of equity securities of the Corporation which by its terms are junior to the Class B Common Stock, unless the Holders of 66 2/3 percent of the outstanding shares of the Class B Common Stock shall otherwise consent.

           8. Notices. The Corporation shall provide notice to each Holder of any action taken or proposed to be taken or any determination made by the Corporation and/or the Holder under the terms of this Third Restated and Amended Articles of Incorporation. Notice of any such action or determination by the Corporation and/or the Holder and all other notices and other communications provided for in this Third Restated and Amended Articles of Incorporation shall be delivered by facsimile and by reputable overnight courier,

           (a) If to the Company, to:


           Pioneer Hi-Bred International, Inc.
           800 Capital Square, 400 Locust Street
           Des Moines, Iowa  50309
           Attention:  General Counsel
           Telephone:  (515) 248-4800
           Facsimile:  (515) 248-4844

           with a copy to:



           Fried, Frank, Harris, Shriver & Jacobson
           One New York Plaza
           New York, New York 10004
           Telephone:  (212) 859-8000
           Facsimile:  (212) 859-4000
           Attn.:  Stephen Fraidin

           or such other address as the Corporation shall have furnished to the Holders in writing,

            (b) if to a Holder, to the address and facsimile number of such Holder listed on the Stock Books of the Corporation.

           9. Definitions. Certain capitalized terms are used herein as defined below:

               "Affiliate" of a Person has the meaning set forth in Rule 12b-2 under the Exchange Act.

               "Articles of Incorporation" means the Third Restated and Amended Articles of Incorporation of the Corporation, as amended from time to time.

               "Beneficially Owned" with respect to any securities means having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act, as in effect on the date hereof, without limitation by the 60-day provision in paragraph (d)(1)(i) thereof). The terms "Beneficial Ownership" and "Beneficial Owner" have correlative meanings.

               "Board" means the Board of Directors of the Corporation.

               "Business Day" means any day other than a Saturday, Sunday, or a day on which banking institutions in the State of Iowa are authorized or obligated by law or executive order to close.

               "Class B Common Stock" has the meaning specified in Section 1 above.

               "Common Stock" means the Common Stock, par value $1.00 per share, of the Corporation.

               "Common Voting Power" means, in respect of any record date for any meeting of stockholders (or action by written consent in lieu of a meeting) the aggregate Votes represented by all then outstanding Voting Securities other than the Class B Common Stock as determined by the Board in accordance with the procedures set forth in the Articles of Incorporation based on the actual Votes entitled to be voted at such meeting (excluding any estimation of any kind, including as to who would have been entitled to 5 Votes per share if such shareholders had taken the requisite steps to obtain such Vote).

               "Dividend" means any dividend or distribution on or in respect of the Common Stock of the Corporation, whether in cash, additional shares of Common Stock or other property.

                "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

               "Holder" means a holder of record of a share or shares of Class B Common Stock.

               "Investment Agreement" means the Agreement, dated as of August 6, 1997, between the Investor and the Corporation, as amended and/or restated from time to time.

               "Investor" means E.I. du Pont de Nemours and Company.

                "Investor Group" shall have the meaning set forth in the Investment Agreement.

               "Investor Group Total Ownership Percentage" means, with respect to the Investor Group calculated at a particular point in time, the ratio, expressed as a percentage, of (a) the total number of shares of Common Stock Beneficially Owned by the Investor Group and issuable upon conversion of (whether or not then convertible), or otherwise constituting the economic equivalent of, all Common Securities (as defined in the Investment Agreement) Beneficially Owned by the Investor Group, over (b) the total number of shares of Common Stock then outstanding and the number of shares of Common Stock issuable upon conversion (whether or not then convertible) of, or otherwise constituting the economic equivalent of, all outstanding Common Securities; provided that in no event shall the Investor Group Total Ownership Percentage of all Holders of Class B Common Stock be greater than 20%.

                "Iowa Law" shall mean the Business Corporation Act of the State of Iowa.

               "Liquidation Preference" has the meaning specified in Section 4 above.

               "Other Investor Affiliate" shall have the meaning set forth in the Investment Agreement.

               "Per Share Vote Amount" means in respect of any record date for any meeting of stockholders (or action by written consent in lieu of a meeting) that number of Votes per share of Class B Common Stock equal to (x) the Total Preferred Vote Amount as of such record date amount divided by (y) the number of shares of Class B Common Stock outstanding as of such record date.

               "Person" means any individual, corporation, company, association, partnership, joint venture, limited liability company, trust or unincorporated organization, group (within the meaning of Rule 13d-5 under the Exchange Act) or a government or any agency or political subdivision thereof.

               "Stock Books" means the stock transfer books of the Corporation relating to its Common Stock and Preferred Stock.

               "Subsidiary" means, as to any Person, any other Person more than fifty percent (50%) of the shares of the voting stock or other voting interests of which are owned or controlled, or the ability to select or elect more than fifty percent (50%) of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries or by such first Person and one or more of its Subsidiaries. A Subsidiary that is directly or indirectly wholly-owned by another Person except for directors' qualifying shares shall be deemed wholly-owned for purposes of this Agreement.

               "Surrender Date" has the meaning specified in Section 6 above.

               "13D Group" shall mean any group of Persons who, with respect to those acquiring, holding, voting or disposing of Voting Securities would, assuming ownership of the requisite percentage thereof, be required under
Section 13(d) of the Exchange Act and the rules and regulations thereunder to file a statement on Schedule 13D with the Securities and Exchange Commission as a "person" within the meaning of Section 13(d)(3) of the Exchange Act, or who would be considered a "person" for purposes of Section 13(g)(3) of the Exchange Act.

               "Total Preferred Vote Amount" means, in respect of the record date for any meeting (or action by written consent in lieu of a meeting) of shareholders of the Corporation to vote on any matter, an aggregate number of Votes equal to (a) the Common Voting Power as of such record date multiplied by
(b) a fraction, the numerator of which is the Investor Group Total Ownership Percentage (expressed as a fraction carried to two decimal places) as of such record date and the denominator of which is 1.00 minus the Investor Group Total Ownership Percentage (expressed as a fraction carried to two decimal places) as of such record date; provided that in no event shall the Total Preferred Vote Amount be greater than 20% of Total Voting Power.

               "Total Voting Power" means in respect of any record date for any meeting of stockholders (or action by written consent in lieu of a meeting) the aggregate Votes represented by all then outstanding Voting Securities as determined by the Board in accordance with the procedures set forth in the Articles of Incorporation based on the actual Votes entitled to be voted at such meeting (excluding any estimation of any kind, including as to who would have been entitled to 5 Votes per share if such shareholders had taken the requisite steps to obtain such Vote).

               "Votes" shall mean, at any time, with respect to any Voting Securities, the total number of votes that would be entitled to be cast by the holders of such Voting Securities generally (by the terms of such Voting Securities, the Articles of Incorporation or any certificate of designations for such Voting Securities) in a meeting for the election of directors held at such time, including the votes that would be able to be cast by holders of shares of Class B Common Stock in accordance with the procedures set forth in the Articles of Incorporation based on the actual number of Votes entitled to be voted at such meeting (excluding any estimation of any kind, including as to who would have been entitled to 5 Votes per share if such shareholders had taken the requisite steps to obtain such Vote).

               "Voting Securities" means the shares of Common Stock, the Class B Common Stock and any other securities of the Corporation entitled to vote generally for the election of directors, and any securities (other than employee stock options) which are convertible into, or exercisable or exchangeable for, Voting Securities.

        E. The holder of any shares of such Common Stock, Class B Common Stock or Serial Preferred Stock shall have no preemptive rights to acquire any additional shares of the Corporation or to acquire any treasury stock of the Corporation."

                              ARTICLES OF AMENDMENT
                                     OF THE
              THIRD RESTATED AND AMENDED ARTICLES OF INCORPORATION
                                       OF
                       PIONEER HI-BRED INTERNATIONAL, INC.


To the Secretary of State
  of the State of Iowa

        Pursuant to the provisions of Section 490.1006 of the Iowa Business Corporation Act, the undersigned corporation hereby amends its Third Restated and Amended Articles of Incorporation (the "Articles of Incorporation"), and for that purpose, submits the following statement:

1. The name of the corporation is Pioneer Hi-Bred International, Inc. (the "Corporation").

2. The Third Restated and Amended Articles of Incorporation are hereby amended to increase the number of authorized shares of Common Stock, the text of which is attached hereto as Exhibit A.

3. The date of the adoption of the amendment was January 27, 1998.

4. The amendment was approved by the shareholders. The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment and the number of votes of each voting group indisputably represented at the meeting is as follows:

                                                         Votes Entitled to      Votes Represented
      Designation of Group         Shares Outstanding   be Cast on Amendment       at Meeting
      --------------------         ------------------   --------------------    -----------------
Common                              65,758,411.083          158,453,436          121,712,477
Series A Convertible Preferred      65,922,856.943*         198,066,794          161,325,835
    and Common

*    65,758,411.083   shares  of  Common  and  164,445.86  shares  of  Series  A
     Convertible   Preferred,   which  under  certain   circumstances  are  each
     convertible into 100 shares of Common Stock

5. The total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment is as follows:

          Voting Group                      Votes For              Votes Against
          ------------                      ----------             -------------
Common                                     109,971,563               10,891,420
Series A Convertible Preferred             149,584,921               10,891,420
    and Common

6. The number of votes cast for the amendment of each voting group was sufficient for approval by that voting group.

7. The effective date and time of this document is the time and date of filing of this document in the office of the Secretary of State of the State of Iowa.

        Dated:  January 29, 1998.

                                            PIONEER HI-BRED INTERNATIONAL, INC.



                                            /s/    Jerry L. Chicoine
                                            By:    Jerry L. Chicoine
                                            Title: Senior Vice President and
                                                       Chief Financial Officer

                                      EXHIBIT A

                                   AMENDMENT TO THE
                 THIRD RESTATED AND AMENDED ARTICLES OF INCORPORATION
                                          OF
                         PIONEER HI-BRED INTERNATIONAL, INC.


                                      ARTICLE IV

        Article IV of the Articles of Incorporation shall be amended by replacing the following language of paragraph A:

           A. The aggregate amount of authorized capital stock of this Corporation shall be $150,000,000 divided into (i) 150,000,000 shares, consisting of one class designated as common and having a par value of One Dollar ($1.00) per share, with the following language:

           A. The aggregate amount of authorized capital stock of this Corporation shall be $600,000,000 divided into (i) 600,000,000 shares, consisting of one class designated as common and having a par value of One Dollar ($1.00) per share,

                              ARTICLES OF AMENDMENT
                                     OF THE
              THIRD RESTATED AND AMENDED ARTICLES OF INCORPORATION
                                       OF
                       PIONEER HI-BRED INTERNATIONAL, INC.


To the Secretary of State
  of the State of Iowa

        Pursuant to the provisions of Section 490.1006 of the Iowa Business Corporation Act, the undersigned corporation hereby amends its Third Restated and Amended Articles of Incorporation (the "Articles of Incorporation"), and for that purpose, submits the following statement:

     1. The name of the corporation is Pioneer Hi-Bred International, Inc. (the "Corporation").

     2. On March 10, 1998 the Corporation adopted an amendment to its Third Restated and Amended Articles of Incorporation, as amended, attached hereto as Exhibit A.

     3. The Third Restated and Amended Articles of Incorporation are hereby amended.

     4. The amendment was duly adapted by the Board of Directors of the Corporation without shareholder approval, as shareholder approval is not required pursuant to Section 490.602 of the Iowa Business Corporation Act.

     5. The effective date and time of this document is the time and date of filing of this document in the office of the Secretary of State of the State of Iowa.

          Dated: September 14, 1998.

                                        PIONEER HI-BRED INTERNATIONAL, INC.


                                            /s/    Jerry L. Chicoine
                                            By:    Jerry L. Chicoine
                                            Title: Executive Vice President,
                                                      Chief Operating Officer
                                                      and Secretary

                                    EXHIBIT A

                                   AMENDMENT TO THE
                 THIRD RESTATED AND AMENDED ARTICLES OF INCORPORATION
                                          OF
                         PIONEER HI-BRED INTERNATIONAL, INC.

        The Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of the Corporation ("Designation") was filed on February 25, 1997 with the Secretary of the State of the State of Iowa.

        Paragraph 1(a) of the Designation shall be amended by deleting in its entirety and substituting the following language as Paragraph 1(a):

        1.      Designation and Amount.

               (a) There shall be a series of Preferred Stock of the Corporation created out of the authorized but unissued shares of the capital stock of the Corporation, which series shall be designated Series A Junior Participating Preferred Stock (the "Participating Preferred Stock"), to consist of six hundred thousand (600,000) shares, without par value.

        Paragraphs 2(a) and 2(b) of the Designation shall be amended by deleting in their entirety and substituting the following language as Paragraphs 2(a) and 2(b):

        2.      Dividend Rate.

               (a) The holders of shares of Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of each November, February, May and August in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $90 or (b) 1,000 times the aggregate per share amount of all cash dividends and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value of One Dollar ($1.00) per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Participating Preferred Stock.

               (b) On or after the  first  issuance  of any share or  fractional share of Participating Preferred Stock, no dividend on Common Stock shall be declared unless concurrently therewith a dividend or distribution is declared on the Participating Preferred Stock as provided in paragraph (a) above; and the declaration of any such dividend on the Common Stock shall be expressly conditioned upon payment or declaration of and provision for a dividend on the Participating Preferred Stock as above provided. In the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $90.00 per share on the Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.